Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of the 12th day of March, 2018 (the “Effective Date”), by and between Bionik Laboratories Corp., a Delaware corporation (the “Company”), and RGD Investissements S.A.S (the “Holder”).

WHEREAS, the Holder beneficially owns and holds that certain Promissory Note, dated as of February 2, 2018, issued by the Company, in the principal amount of $500,000 (the “$500K Note”); and

WHEREAS, the Holder desires to exchange the $500K Note for one of the Company’s Convertible Promissory Notes (the “Exchange Security”) pursuant to the Company’s convertible note offering of up to $14,000,000 (the “Offering”), and the Company desires to issue the Exchange Security in exchange for the $500K Note, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

Section 1. Exchange. On the Effective Date, subject to and upon the terms and conditions set forth in this Agreement, the Holder shall surrender to the Company the $500K Note and all of the rights, covenants, agreements and obligations set forth therein or contemplated thereby, including but not limited to any interest accrued and unpaid on the principal amount of the $500K Note (“Collectively, the “Rights”), and, in exchange therefore, the Company shall issue to the Holder the Exchange Security, with an issue date as of February 2, 2018. The Exchange Security shall be substantially the same as the convertible promissory notes issued by the Company pursuant to the Offering. Upon the Effective Date, the Holder will not have any interest or title in or to the $500K Note or the Rights.

Section 2. Ownership and Interest. The Holder is the record and beneficial owner of the $500K Note and the Rights, free and clear of all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants, and other restrictions (other than any restrictions under the Securities Act of 1933, as amended, or state securities laws).

Section 3. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflict of law rules.

Section 4. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 7. Entire Agreement; Amendments. This Agreement and the Exchange Security supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that all representations and warranties contained in that certain Subscription Agreement, dated as of March 8, 2018, shall be incorporated herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Holder may not assign any of its rights hereunder without the prior written consent of the Company.

Section 9. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

BIONIK LABORATORIES CORP.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	CEO

RGD INVESTISSEMENTS S.A.S

By:	/s/ Remi Gaston-Dreyfus
Name:	Remi Gaston-Dreyfus
Title:	CEO

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